UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 20, 2016
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Definitive Material Agreement.

On April 20, 2016, Ohio Valley Banc Corp. ("OVBC") and Milton Bancorp, Inc. ("MB") entered into an amendment to the Agreement and Plan of Merger dated as of January 7, 2016, by and between OVBC and MB (the "Agreement").  Pursuant to the Amendment, Section 8.01(c) of the Agreement was modified to change from June 30, 2016, to August 6, 2016, the date after which either party to the Agreement may terminate the Agreement if the merger of MB into OVBC is not consummated.  The reason for the change of date is to permit the parties to delay consummation of the holding company merger until the consummation of the bank merger, which is expected to occur between July 1, 2016, and the planned data processing conversion date of August 5, 2016.

A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits – The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Amendment to Agreement and Plan of Merger by and between Ohio
Valley Banc Corp. and Milton Bancorp, Inc., effective April 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	April 20, 2016	By:	/s/Thomas E. Wiseman
Thomas E. Wiseman President and Chief Executive Officer